Sub-Item 77C

                            AIM V.I. CORE EQUITY FUND

A Special Meeting ("Meeting") of Shareholders of AIM V.I. Core Equity Fund, an investment portfolio of AIM Variable Insurance Funds, a Delaware statutory trust ("Trust"), was held on February 29, 2008. The Meeting was held for the following purposes:

(1) Elect 13 trustees to the Board of Trustees of the Trust, each of whom will serve until his or her successor is elected and qualified.

(2) Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit the Board of Trustees of the Trust to terminate the Trust, the Fund, and each other series portfolio of the Trust, or a share class without a shareholder vote.

(3) Approve a new sub-advisory agreement between Invesco Aim Advisors, Inc. and each of AIM Funds Management, Inc.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Global Asset Management (N.A.), Inc.; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

The results of the voting on the above matters were as follows:

                                                                                        Withheld/
Matters                                                               Votes For       Abstentions**
-------------------------------------------------------------------  -----------      -----------
(1)*     Bob R. Baker..............................................  474,883,590       19,741,622
         Frank S. Bayley...........................................  474,653,109       19,972,103
         James T. Bunch............................................  475,597,417       19,027,795
         Bruce L. Crockett.........................................  474,900,579       19,724,633
         Albert R. Dowden..........................................  474,749,929       19,875,283
         Jack M. Fields............................................  475,205,840       19,419,372
         Martin L. Flanagan........................................  475,248,336       19,376,876
         Carl Frischling...........................................  474,453,674       20,171,538
         Prema Mathai-Davis........................................  473,569,192       21,056,020
         Lewis F. Pennock..........................................  475,072,501       19,552,711
         Larry Soll, Ph.D. ........................................  475,170,544       19,454,668
         Raymond Stickel, Jr. .....................................  475,420,825       19,204,387
         Philip A. Taylor..........................................  475,640,570       18,984,642

                                                                                                         Votes      Withheld/
                                                                                         Votes For      Against    Abstentions
                                                                                        -----------   ----------   -----------
(2)*     Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit the Board of Trustees of the Trust to terminate the Trust, the
         Fund, and each other series portfolio of the Trust, or a share class without
         a shareholder vote...........................................................  438,131,484   35,586,925    20,906,803

----------

* Proposals 1 and 2 required approval by a combined vote of all of the portfolios of AIM Variable Insurance Funds.

**    Includes Broker Non-Votes.

                                                                    Sub-Item 77C

                                                                                                           Votes      Withheld/
Matter                                                                                     Votes For      Against    Abstentions
--------------------------------------------------------------------------------------    -----------   ----------   -----------
(3)      Approve a new sub-advisory agreement between Invesco Aim Advisors, Inc. and each of AIM Funds Management, Inc.; Invesco Asset Management Deutschland,
          GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan)
          Limited; Invesco Australia Limited; Invesco Global Asset Management (N.A.),
          Inc.; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and
          Invesco Senior Secured Management, Inc......................................     67,375,880    2,746,844     3,323,663

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on December 31, 2007 with the SEC under Accession number 0000950129-07-006497.